     As filed with the Securities and Exchange Commission on March 31, 1994


                                                   Registration No. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933

                                -----------------

                          PIPER JAFFRAY COMPANIES INC.
             (Exact name of Registrant as specified in its charter)


               DELAWARE                                     41-1233380
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

          222 SOUTH NINTH STREET
          MINNEAPOLIS, MINNESOTA                            55402
(Address of principal executive offices)                  (Zip Code)


                          PIPER JAFFRAY COMPANIES INC.
                             1993 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                           David Evans Rosedahl, Esq.
                                 General Counsel
                          Piper Jaffray Companies Inc.
                             222 South Ninth Street
                          Minneapolis, Minnesota  55402
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (612) 342-6000
                             ----------------------



                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                    Proposed
                                   Proposed         maximum
   Title of         Amount         maximum          aggregate    Amount of
securities to       to be          offering price   offering     registration
be registered       registered     per share (1)    price (1)    fee
- --------------------------------------------------------------------------------
Common Stock,       1,200,000
  $1.00 par           shares         $16.56         $19,872,000  $6,853.00
   value
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on March 25, 1994, as reported on the New York Stock Exchange Consolidated Transactions Composite Tape.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          PIPER JAFFRAY COMPANIES INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, previously filed (File No. 1-7421) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

          (1) The latest Annual Report on Form 10-K of Piper Jaffray Companies Inc. (the "Company") filed pursuant to Section 13 of the Exchange Act.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

          (3) The description of the Company's Common Stock which is contained in the Registration Statement filed under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

               All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

               Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

               The validity of the shares of Common Stock registered hereby is being passed upon for the Company by David Evans Rosedahl, General Counsel of the Company, who, as of the date hereof, owns 27,046 shares of Common Stock and has options to acquire 74,450 additional shares of Common Stock, and, as of September 30, 1993, indirectly owned 19,361 shares of Common Stock held by the Piper Jaffray ESOP for his account.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Delaware General Corporation Law and Article XI of the By-Laws of the Company provide for broad indemnification of directors and officers of the Company.

            The Company also maintains a director and officer insurance policy which insures the Company and its directors and officers against damages, judgments, settlements and costs incurred by reason of certain acts of such persons in their capacities as directors and officers.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.     EXHIBITS.

         EXHIBIT                                     DESCRIPTION
         -------                                     -----------

       4.01                        Restated Certificate of Incorporation of the
                                   Company, as amended.

       4.02                        By-Laws of the Company, as amended.

       4.03                        Piper Jaffray Companies Inc. 1993 Omnibus
                                   Stock Plan.

       4.04                        Form of Non-Statutory Stock Option Agreement.

       4.05                        Form of Incentive Stock Option Agreement.

       5 Opinion of David Evans Rosedahl, General Counsel of the Company, as to the legality of the shares being registered.

       23.01 Consent of David Evans Rosedahl, General Counsel of the Company, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

       23.02 Consent of Deloitte & Touche, independent auditors, to the incorporation by reference in this Registration Statement of their dated November 9, 1993 appearing on page 34 of the Company's Annual Report, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 1993.

       24                          Powers of Attorney authorizing Charles N.
                                   Hayssen and David Evans Rosedahl to sign this Registration Statement on behalf of the directors and certain officers of the Company.

ITEM 9.     UNDERTAKINGS.


  A.   The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 31, 1994.

                                PIPER JAFFRAY COMPANIES INC.



                                   By /S/ CHARLES N. HAYSSEN
                                   ---------------------------------------------
                                   Charles N. Hayssen, Managing Director
                                   and Chief Financial Officer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 31, 1994 by the following persons in the capacities and on the date indicated.

SIGNATURE                 CAPACITY
- ---------                 --------


/S/ ADDISON L. PIPER      Chief Executive Officer
- ------------------------  and Chairman of the
Addison L. Piper          Board (Principal
                           Executive Officer)

/S/ CHARLES N. HAYSSEN    Managing Director
- ------------------------  and Chief Financial
Charles N. Hayssen        Officer (Principal
                           Financial Officer)

/S/ DEBORAH K. ROESLER    Managing Director and
- ------------------------  Controller (Principal
Deborah K. Roesler        Accounting Officer)


Edward N. Bennett*         Director                 )
Karen M. Bohn*             Director                 )
Ralph W. Burnet*           Director                 )
David P. Crosby*           Director                 )
William H. Ellis*          Director                 )
Dan L. Lastavich*          Director                 )    A majority of the
Robert J. Magnuson*        Director                 )    Board of Directors
John L. McElroy, Jr.*      Director                 )
Gary M. Petrucci*          Director                 )
Addison L. Piper*          Director                 )
Robert S. Slifka*          Director                 )
David Stanley*             Director                 )
DeLos V. Steenson*         Director                 )
Richard J. Stream*         Director                 )


- -------------------------


*By /S/ DAVID EVANS ROSEDAHL
    --------------------------------
    David Evans Rosedahl,
    Attorney-in-Fact

                                INDEX TO EXHIBITS


                                                                    METHOD
EXHIBIT              DESCRIPTION                                  OF FILING
- -------              -----------                                  ---------

4.01    Restated Certificate of Incorporation of               Electronic
        the Company, as amended ...........................    Transmission

4.02    By-Laws of the Company, as amended ................    Electronic
                                                               Transmission

4.03    Piper Jaffray Companies Inc. 1993 Omnibus              Electronic
        Stock Plan ........................................    Transmission

4.04    Form of Non-Statutory Stock Option Agreement ......    Electronic
                                                               Transmission

4.05    Form of Incentive Stock Option Agreement ..........    Electronic
                                                               Transmission

5       Opinion of David Evans Rosedahl, General
        Counsel of the Company, as to the legality             Electronic
        of the shares being registered ....................    Transmission

23.01   Consent of David Evans Rosedahl, General
        Counsel of the Company, is contained in his opinion filed as Exhibit 5 to this Registration
        Statement.

23.02   Consent of Deloitte & Touche, independent
        auditors, to the incorporation by
        reference in this Registration Statement of
        their report dated November 9, 1993 appearing
        on page 34 of the Company's Annual Report,
        which is incorporated by reference in the
        Company's Annual Report on Form 10-K for               Electronic
        the year ended September 30, 1993 .................    Transmission

24      Powers of Attorney authorizing Charles N.
        Hayssen and David Evans Rosedahl to sign
        this Registration Statement on behalf of the
        directors and certain officers of the                  Electronic
        Company ...........................................    Transmission